Amended
              Lease Termination, Release And Bill of Sale Agreement

     This Agreement ("the Agreement") is entered into this 2nd day of January, 1999, by and between FOUR FLORIDA SHOPPING CENTER'S PROPERTIES LIMITED PARTNERSHIP, a Delaware Limited Partnership, by M. J. Brown, Florida Properties Management, Inc., its General Partner (hereinafter "Landlord"), of 7535 Lake North Road, Lake Worth, Florida 33467 and Explorations of Boca Raton, Inc. (hereinafter "Tenant") of 23078 Sandalfoot Plaza, Boca Raton, Florida 33428 (hereinafter collectively referred to as "The Parties").

     Whereas, the Parties entered into a lease in or about July, 1997 for premises known as May 32A consisting of approximately 12,385 square feet, with a street address of 23078 Sandalfoot Plaza Drive, located in Sandalfoot Square, Boca Raton, Florida 33428 (hereinafter called "Lease") and

     Whereas, the parties are desirous of terminating this Agreement for the Leased Premises and

     Whereas, Tenant is desirous of transferring to Landlord in return for termination of said Lease and release of any and all liability certain property owned by Tenant and

     Whereas, Tenant is desirous of releasing Landlord from any liability.

     Now, Therefore, in consideration of the mutual premises contained herein the Parties agree as follows:

     1. Landlord hereby releases Tenant including Tenant's officers, Directors, and Shareholders from any and all liability to Landlord relating to the Landlord/Tenant relationship created by and between them.

     2.   Tenant hereby  releases the Landlord,  its  Officers,  Directors,  and
          Shareholders   from   any   and   all   liability   relating   to  the
          Landlord/Tenant relationship between them,

     3. Landlord and Tenant hereby terminate the Lease for the demised premises and forfeit the security deposit to Landlord.

     4. Tenant agrees to vacate the leased premises and deliver the keys to the premises to Landlord at Landlord's office at the address above on Monday, January 15, 1999 January 15, 1999 before 10:00 a.m.

     5. Tenant further transfers to Landlord all of Tenant rights, title and interest in all restaurant equipment located in the premises, countertops, display cases, tables, chairs and any other property at the leased premises, with the exception of arcade games and Coca Cola machines, free and clear of any claim or lien. Tenant has the option of removing the soft play structure and dinghy for a period of 14 days from the date of execution of this Agreement but not later than February 5,1999. Landlord will allow Tenant access to the premises to remove these items upon reasonable notice to Landlord during Landlord's normal business hours (Monday through Friday 8:30 a.m. to 5:30 p.m.). In the event Tenant does not remove said items they shall become the property of the Landlord.

WITNESS:                                TENANT: Explorations of Boca Raton, Inc.
                                                  by and through its President

______________________                      By: /s/ Michelle Tucker /s/
                                                    Michelle Tucker/President
----------------------
                                        LANDLORD: Four Florida Shopping Centers
                                            Properties Limited Partnership,
                                            & Delaware Limited Partnership

______________________           By:  /s/ Dominick Vitale /s/
                                          Deseniox Vitale, Authorised Agent for
                                              M. J. Brown Florida Properties
______________________                        Management, Inc., General Partner



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